Exhibit 11 under Form N-1A
                                         Exhibit 23 under Item 601/Reg. S-K
            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions `Financial Highlights''and ``Independent Auditors'' in Post-Effective Amendment
Number 16 to the Registration Statement (Form N-1A No. 33-21321) and the related Prospectus of Tower Capital Appreciation Fund (Class C Shares) dated November 30, 1996, and to the incorporation in the Statement of Additional Information of our report dated October 10, 1996, on the financial statements and financial highlights of Tower Capital Appreciation Fund included in the Annual Report of Tower Mutual Funds for the year ended August 31, 1996.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
November 6, 1996